Exhibit 99.1

Tivic, The Feinstein Institutes for Medical Research Announce Pilot Study to Test Novel Non-Invasive Bioelectronic Approach to Vagus Nerve Stimulation

SAN FRANCISCO, MANHASSET – April 13, 2023 – Tivic Health® Systems, Inc. (“Tivic”) (Nasdaq: TIVC), a commercial-phase health technology company that develops and commercializes bioelectronic medicine, today announced a research collaboration with The Feinstein Institutes for Medical Research to conduct a pilot clinical study that will test a novel non-invasive bioelectronic device approach for vagus nerve stimulation.

“Establishing on- and off-target effects of non-invasive vagal stimulation remains a major goal in the field of bioelectronic medicine,” said Theodoros Zanos, Ph.D., associate professor in the Institute of Bioelectronic Medicine at the Feinstein Institutes for Medical Research.

“Refinement of the strategies used to stimulate the vagus nerve non-invasively could be an important step in validating a novel approach to the treatment of autonomic conditions. This study may provide greater targeting strategies of stimulation and more control over the types of physiologic effects that result from stimulation.”

The pilot study will utilize a new neurostimulation approach with 20 individuals, along with data analysis and algorithm development acquired from the Neural and Data Science Autonomic Nervous System monitoring lab.

“The Feinstein Institutes is the internationally recognized leader in pioneering bioelectronic medicine research,” said Jennifer Ernst, CEO at Tivic. “We’re excited about this study because it has the possibility for Tivic to expand our non-invasive bioelectronic solutions from trigeminal and sympathetic nerve stimulation to vagus nerve pathways and clinical uses. Dr. Blake Gurfein, our Chief Scientific Officer, and Dr. Zanos are neuroscience colleagues who believe this work could provide great proprietary value.”

About the Feinstein Institutes

The Feinstein Institutes for Medical Research is the home of the research institutes of Northwell Health, the largest health care provider and private employer in New York State. Encompassing 50 research labs, 3,000 clinical research studies and 5,000 researchers and staff, the Feinstein Institutes raises the standard of medical innovation through its five institutes of behavioral science, bioelectronic medicine, cancer, health system science, and molecular medicine. We make breakthroughs in genetics, oncology, brain research, mental health, autoimmunity, and are the global scientific leader in bioelectronic medicine – a new field of science that has the potential to revolutionize medicine. For more information about how we produce knowledge to cure disease, visit http://feinstein.northwell.edu and follow us on LinkedIn.

About Tivic

Tivic Health Systems, Inc. is a commercial-phase health technology company delivering non-invasive bioelectronic treatments that provide consumers with a choice in the treatment of inflammation and certain other related conditions. For more information visit https://tivichealth.com @TivicHealth.

Forward-Looking Statements

This press release may contain “forward-looking statements” that are subject to substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as “anticipate,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “intend,” “seek,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “target,” “aim,” “should,” “will” “would,” or the negative of these words or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements are based on Tivic Health Systems, Inc.’s current expectations and are subject to inherent uncertainties, risks, and assumptions that are difficult to predict. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation: market and other conditions; supply chain constraints; macroeconomic factors; unexpected costs, charges or expenses that reduce Tivic’s capital resources; and the completion and success of the clinical study. Given these risks and uncertainties, you are cautioned not to place undue reliance on such forward-looking statements. For a discussion of other risks and uncertainties, and other important factors, any of which could cause Tivic’s actual results to differ from those contained in the forward-looking statements, see Tivic’s filings with the SEC, including, its Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 31, 2023, under the heading “Risk Factors,” as well as the company’s subsequent filings with the SEC. Forward-looking statements contained in this press release are made as of this date, and Tivic Health Systems, Inc. undertakes no duty to update such information except as required by applicable law.

Media Contacts:

Tivic

Kayleigh Westerfield

949-632-3439

Kayleigh.Westerfield@tivichealth.com

Feinstein Institutes for Medical Research

Matthew Libassi
631-793-5325
mlibassi@northwell.edu